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                                                                  Exhibit (a)(1)

                         BARCLAYS GLOBAL INVESTORS FUNDS

                                 Amendment No. 1

                                       to

             Amended and Restated Agreement and Declaration of Trust

THIS AMENDMENT NO. 1, dated December 11, 2007, to the Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006 (the "Declaration of Trust"), of Barclays Global Investors Funds (the "Trust"), is made by each of the undersigned trustees (the "Trustees"). Capitalized terms used herein and not otherwise defined have their meanings ascribed in the Declaration of Trust.

          WHEREAS, the shareholders of the following Series of the Trust approved an amendment to the Declaration of Trust with respect to such Series at a meeting of shareholders held on November 16, 2007:

     -    LifePath Retirement Portfolio;
     -    LifePath 2010 Portfolio;
     -    LifePath 2020 Portfolio;
     -    LifePath 2030 Portfolio; and
     -    LifePath 2040 Portfolio

          WHEREAS, the Trustees desire to amend the Declaration of Trust in order to reflect the provisions approved by shareholders and set forth herein.

          NOW, THEREFORE, the Declaration of Trust is hereby amended as follows:

Section 1. The provisions set forth below are added to the end of Section 11.04:

     The following provision of Section 11.04 is applicable solely to the LifePath Retirement Portfolio, LifePath 2010 Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio, and any LifePath Portfolio commencing operations after December 11, 2007 (collectively, the "Covered LifePath Portfolios") and supersedes any conflicting or inconsistent provision(s) of Section 11.04 of the Declaration of Trust solely with respect to the Covered LifePath Portfolios. Section 11.04 of the Declaration of Trust shall continue to apply in its entirety to all Series that are not Covered LifePath Portfolios.

     The Trustees may, by vote of a majority of the Trustees, cause any Covered LifePath Portfolio to (i) merge or consolidate with or into, (ii) sell, convey and transfer all or substantially all of its assets to, or (iii) exchange its Shares for Shares of, one or more LifePath Portfolio(s). Any such merger, consolidation, asset sale or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Trust shall provide at least 30 days' prior written notice to the Shareholders of the applicable Covered LifePath Portfolio of such merger, consolidation, asset sale or Share exchange. In all respects not governed by the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Trustees shall have the power to prescribe additional procedures or terms necessary or

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     appropriate to accomplish any such merger, consolidation, asset sale or
     Share exchange, including the power (x) to create one or more Series or separate statutory trusts (or series thereof) or other business entities to which all or any part of the assets, liabilities, profits or losses of the applicable Covered LifePath Portfolio may be transferred, (y) to provide for the conversion of Shares into beneficial interests in such Series or separate statutory trust or trusts (or series thereof) or other business entities, and (z) to condition or not to condition any asset sale upon the assumption by the transferee of the liabilities associated with the Covered LifePath Portfolio the assets of which are so transferred.

Section 2. Except as amended by Section 1 of this Amendment, all provisions of the Declaration of Trust remain in full force and effect.

          IN WITNESS WHEREOF, each of the undersigned Trustees has hereunto set his or her hand as of the day and year first above written.


                                         /s/ Mary G. F. Bitterman
                                         ----------------------------------
                                         Mary G. F. Bitterman


                                         /s/ A. John Gambs
                                         ----------------------------------
                                         A. John Gambs


                                         /s/ Lee T. Kranefuss
                                         ----------------------------------
                                         Lee T. Kranefuss


                                         /s/ Hayne E. Leland
                                         ----------------------------------
                                         Hayne E. Leland


                                         /s/ Jeffrey M. Lyons
                                         ----------------------------------
                                         Jeffrey M. Lyons


                                         ----------------------------------
                                         Wendy Paskin-Jordan


                                         /s/ Leo Soong
                                         ----------------------------------
                                         Leo Soong


                                         -----------------------------------
                                         H. Michael Williams

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